Exhibit 99.1

OSI Systems Provides Update on TSA Show Cause Letter

HAWTHORNE, CA. — May 20, 2013 — OSI Systems, Inc. (NASDAQ: OSIS), today announced that its Security division, Rapiscan Systems, has been notified that the Department of Homeland Security (“DHS”) issued a Notice of Proposed Debarment in connection with a Show Cause letter from the Transportation Security Administration (“TSA”) received by Rapiscan in November 2012. The Show Cause Letter related to the Rapiscan Advanced Imaging Technology system and associated Automated Target Recognition software. The Notice marks the initial phase of the formal proceedings and will allow Rapiscan, for the first time since the Show Cause letter was issued, to provide information and communicate directly with DHS officials.

OSI Systems CEO, Deepak Chopra, commented, “Although we have not yet received the actual notice, it would be the first written correspondence from DHS regarding the Show Cause letter. We continue to believe that, with respect to all issues raised in the Show Cause letter, we have complied with all obligations and served as a responsible vendor to the TSA.  We look forward to having the opportunity to present our views to DHS and working with the agency to achieve a mutually satisfactory outcome.”

Upon receipt of the Notice, under DHS procedures, the Company is entitled to demonstrate its compliance with its obligations.  Following such procedures, one of three outcomes is possible: (i) DHS could withdraw the proposed Notice; (ii) Rapiscan and DHS could enter into an administrative compliance agreement or (iii) debarment.  Under federal guidelines, there are restrictions on Rapiscan’s ability to seek and/or accept additional federal government contracts or subcontracts.    However, the Company will continue to fully honor and deliver on its ongoing government contracts.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. We combine more than 30 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end product markets. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance, including the outcome of any debarment process.  Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control, that may cause actual results to differ materially from those described in or implied by any forward-looking statement.  All forward-looking statements are based on currently available information and speak only as of the date on which they are made.  The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and other risks described in documents filed by the Company from time to time with the Securities and Exchange Commission.

SOURCE: OSI Systems, Inc.

OSI Systems Inc.

Ajay Vashishat

Vice President, Business Development

310-349-2237

avashishat@osi-systems.com